Exhibit 99.1

Accuray Reports Fiscal 2024 First Quarter Financial Results

Company Achieves 8% Revenue Growth, Reiterates FY 2024 Guidance

MADISON, Wis, November 7, 2023 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the first quarter of fiscal 2024 ended September 30, 2023.

First Quarter Fiscal 2024 Summary

•
Net revenue of $103.9 million increased 7.7 percent from the same period in the prior fiscal year. Net revenue on a constant currency basis was $102.7 million, which represents a 6.5 percent increase from the same period in the prior fiscal year.
•
GAAP net loss of $3.0 million, as compared to GAAP net loss of $5.4 million in the same period in the prior fiscal year. Adjusted EBITDA of $6.5 million, as compared to adjusted EBITDA of $1.9 million in the same period in the prior fiscal year.
•
Gross orders of $63.7 million representing a book to bill ratio of 1.2.

Other Recent Operational Highlights

•
FDA 510(k) clearance in the U.S. and CE mark in the EU market for the VitalHold™* breast cancer treatment package for the Radixact® System
•
China National Medical Products Association approval for Tomo® C, Accuray's China joint venture product for the Type B market
•
Showcased new product innovations including Cenos™, online adaptive therapy option**, for the Radixact System at the American Society for Radiation Oncology (ASTRO) annual meeting
•
Completed transition to a new enterprise resource planning ("ERP") system

“We delivered another strong quarter of revenue growth and margin expansion with successful execution against our strategic growth agenda," said Suzanne Winter, Chief Executive Officer. “I am very pleased with our strong start to the fiscal year, which includes key new product introductions and regulatory milestones that I believe will be the catalysts for increased use and adoption of our technology. We remain committed to providing medical care teams with innovative products and services that deliver value and close gaps in access to advanced radiotherapy treatments.”

Fiscal First Quarter Results

Total net revenue in the first quarter of fiscal 2024 was $103.9 million, compared to $96.5 million in the prior fiscal year first quarter. Product revenue in the first quarter of fiscal 2024 was $53.4 million, compared to $44.6 million in the prior fiscal year first quarter. Service revenue in the first quarter of fiscal 2024 was $50.5 million, compared to $51.9 million in the prior fiscal year first quarter.

Total gross profit in the first quarter of fiscal 2024 was $39.5 million, or 38.0 percent of total net revenue, compared to total gross profit of $34.6 million, or 35.9 percent of total net revenue, in the prior fiscal year first quarter.

Operating expenses in the first quarter of fiscal 2024 were $37.3 million, compared to $36.8 million in the prior fiscal year first quarter.

Net loss in the first quarter of fiscal 2024 was $3.0 million, or $0.03 per share, compared to a net loss of $5.4 million, or $0.06 per share, in the prior fiscal year first quarter. Adjusted EBITDA in the first quarter of fiscal 2024 was $6.5 million, compared to $1.9 million in the prior fiscal year first quarter.

Gross product orders in the first quarter of fiscal 2024 totaled $63.7 million compared to $69.8 million in the prior fiscal year first quarter. Order backlog as of September 30, 2023 was $489.0 million, approximately 9.2 percent lower than at the end of the prior fiscal year first quarter.

Cash, cash equivalents, and short-term restricted cash were $77.4 million as of September 30, 2023, a decrease of $12.5 million from June 30, 2023.

Fiscal Year 2024 Financial Guidance

Accuray’s financial guidance is based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market and economic conditions, supply chain disruption, and the factors set forth under “Safe Harbor Statement” below.

The company is reaffirming guidance for fiscal year 2024 as follows:

•
Total revenue is expected in the range of $460 million to $470 million, representing a year-over-year growth range of 3 to 5 percent.
•
Adjusted EBITDA for fiscal year 2024 is expected in the range of $27 million to $30 million.

Guidance for non-GAAP financial measures excludes depreciation and amortization, stock-based compensation, interest expense, provision for income taxes, and ERP and ERP related expenditures. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Use of Non-GAAP Financial Measures" below.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the first quarter of fiscal 2024 as well as recent corporate developments. Conference call dial-in information is as follows:

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U.S. callers: (833) 316-0563
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International callers: (412) 317-5747

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (877) 344-7529 (USA), or (412) 317-0088 (International), Conference ID: 7621845. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the second quarter of fiscal 2024.

Use of Non-GAAP Financial Measures

Accuray reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, Accuray uses certain non-GAAP financial measures, such as adjusted EBITDA, and net revenue on a constant currency basis.

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, ERP and ERP related expenditures, depreciation, amortization and stock-based compensation (“adjusted EBITDA”). The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

Accuray has also reported certain operating results on a constant currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of foreign currency exchange rate fluctuations. Management believes disclosure of non-GAAP constant currency results is helpful to investors because it facilitates period-to-period comparisons of the company’s results by increasing the transparency of the underlying performance by excluding the impact of foreign currency exchange rate fluctuations. The GAAP measure most directly comparable to net revenue on a constant currency basis is revenue. Accuray calculates the constant currency amounts by translating local currency amounts in the current period using the same foreign translation rate used in the prior period being compared against rather than the actual exchange rate in effect during the current period.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Madison, Wisconsin, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company's future results of operations, including expectations regarding: total revenue and adjusted EBITDA; the effect of the global economic environment and the COVID-19 pandemic on the company and the market in general, including with respect to the company’s ability to navigate supply chain, logistics, macroeconomic, and foreign exchange challenges; delivering on the company’s strategic growth plan, progressing against long-term strategic goals, and continuing adoption of its technologies; the company’s ability to execute on margin and profitability expansion initiatives; expectations regarding commercial strategy and execution as well as growth opportunities; expectations regarding the market in China, the company’s China joint venture and the Tomo-C product as well as expectations with respect to other strategic partnerships, including expected timing of regulatory clearances; expectations related to the markets in which the company operates; expectations regarding new product introductions and innovations and their effect on use and adoption of the company's products as well as revenue growth and EBITDA expansion; expectations with respect to the company’s cost savings initiatives, including its reduction in global workforce and any related costs; expectations regarding backlog; and the company’s ability to continue to build a stronger business and make investments that deliver value to customers and shareholders as well as advance patient care and close gaps in access to advanced radiotherapy treatments. These forward-looking statements involve risks and uncertainties. If any of these risk or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the effect of the global macroeconomic environment on the operations of the company and those of its customers and suppliers; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products; the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading “Risk Factors” in the company's Annual Report on Form 10-K, filed with the Securities and Exchange

Commission (the “SEC”) on September 7, 2023 and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

* VitalHold™ availability is subject to regulatory clearance or approval in some markets

** Cenos is 510(k) pending. The solution is not available for sale in the USA. It is not CE marked and availability is subject to regulatory clearance or approval in some markets.

Aman Patel, CFA	Beth Kaplan
Investor Relations, ICR-Westwicke	Public Relations Director, Accuray
+1 (443) 450-4191	+1 (408) 789-4426
aman.patel@westwicke.com	bkaplan@accuray.com

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Financial Tables to Follow

Accuray Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2023	2022
Net revenue:
Products	$53,350	$44,623
Services	50,542	51,870
Total net revenue	103,892	96,493
Cost of revenue:
Cost of products	35,699	28,850
Cost of services	28,700	33,046
Total cost of revenue	64,399	61,896
Gross profit	39,493	34,597
Operating expenses:
Research and development	14,013	14,092
Selling and marketing	10,244	10,795
General and administrative	13,023	11,892
Total operating expenses	37,280	36,779
Income (loss) from operations	2,213	(2,182)
Income (loss) from equity method investment, net	431	(368)
Other expense, net	(3,681)	(2,558)
Loss before provision for income taxes	(1,037)	(5,108)
Provision for income taxes	1,932	341
Net loss	$(2,969)	$(5,449)
Net loss per share - basic and diluted	$(0.03)	$(0.06)
Weighted average common shares used in computing loss per share:
Basic and diluted	96,555	93,529

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30,	June 30,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$76,918	$89,402
Restricted cash	524	524
Accounts receivable, net	77,370	74,777
Inventories	149,977	145,150
Prepaid expenses and other current assets	28,798	27,612
Deferred cost of revenue	560	568
Total current assets	334,147	338,033
Property and equipment, net	24,963	20,926
Investment in joint venture	13,121	15,128
Operating lease right-of-use assets, net	24,378	25,853
Goodwill	57,656	57,681
Intangible assets, net	163	210
Long-term restricted cash	1,249	1,276
Other assets	21,153	20,107
Total assets	$476,830	$479,214
Liabilities and equity
Current liabilities:
Accounts payable	$34,877	$33,739
Accrued compensation	26,496	23,793
Operating lease liabilities, current	6,077	4,151
Other accrued liabilities	36,634	38,271
Customer advances	19,372	20,777
Deferred revenue	71,764	72,185
Short-term debt	6,229	5,721
Total current liabilities	201,449	198,637
Operating lease liabilities, non-current	22,806	23,602
Long-term other liabilities	4,900	4,675
Deferred revenue, non-current	26,939	27,079
Long-term debt	169,792	171,562
Total liabilities	425,886	425,555
Equity:
Common stock	97	97
Additional paid-in capital	557,668	555,276
Accumulated other comprehensive income (loss)	(1,716)	422
Accumulated deficit	(505,105)	(502,136)
Total equity	50,944	53,659
Total liabilities and equity	$476,830	$479,214

Accuray Incorporated

Summary of Orders and Backlog

(in thousands, except book to bill ratio)

(Unaudited)

	Three Months Ended September 30,
	2023	2022
Gross Orders	$63,734	$69,848
Net Orders	31,740	19,571
Order Backlog	489,031	538,447
Book to bill ratio (a)	1.2	1.6

(a) Book to bill ratio is defined as gross orders for the period divided by product revenue for the period

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended September 30,
	2023	2022
GAAP net loss	$(2,969)	$(5,449)
Depreciation and amortization (a)	1,251	1,176
Stock-based compensation	2,392	2,916
Interest expense, net (b)	2,628	2,256
Provision for income taxes	1,932	341
ERP and ERP related expenditures	1,270	655
Adjusted EBITDA	$6,504	$1,895

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Income (Loss) to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2024
	From	To
GAAP net income (loss)	$(1,000)	$2,000
Depreciation and amortization (a)	4,500	4,500
Stock-based compensation	10,500	10,500
Interest expense, net (b)	10,000	10,000
Provision for income taxes	2,000	2,000
ERP and ERP related expenditures	1,000	1,000
Adjusted EBITDA	$27,000	$30,000

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.